Proxy Statement Pursuant to Section 14(a) of the Securities
                                Exchange Act of 1934


Filed by the registrant [X]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]     Preliminary proxy statement
[X]     Definitive proxy statement
[ ]     Definitive additional materials
[ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            FIRSTSPARTAN FINANCIAL CORP.
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                 (Name of Registrant as Specified in Its Charter)


                            FIRSTSPARTAN FINANCIAL CORP.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)      Title of each class of securities to which transaction applies:
                              N/A
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(2)      Aggregate number of securities to which transactions applies:
                              N/A
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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
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(4)      Proposed maximum aggregate value of transaction:
                              N/A
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[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
                             N/A
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(2)      Form, schedule or registration statement no.:
                             N/A
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(3)      Filing party:
                             N/A
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(4)      Date filed:
                             N/A
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
                             [FirstSpartan Letterhead]







                                 December 12, 1997






Dear Stockholder:

     You are cordially invited to attend the First Annual Meeting of Stockholders of FirstSpartan Financial Corp. ("Company"), the holding company for First Federal Savings and Loan Association of Spartanburg. The meeting will be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, January 21, 1998, at 3:00 p.m., Eastern Time.

     The Notice of First Annual Meeting of Stockholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of Deloitte & Touche LLP, the Company's independent auditors, will be present to respond to appropriate questions of stockholders.

     It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To ensure that your shares are represented, we urge you to complete and mail the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

     We look forward to seeing you at the meeting.

                                 Sincerely,



                                 /s/Billy L. Painter
                                 Billy L. Painter
                                 President and Chief Executive Officer
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
                           FIRSTSPARTAN FINANCIAL CORP.
                                380 E. Main Street
                        Spartanburg, South Carolina  29302
                                  (864) 582-2391

------------------------------------------------------------------------------
                  NOTICE OF FIRST ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On January 21, 1998
------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the First Annual Meeting of Stockholders of FirstSpartan Financial Corp. ("Company") will be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, January 21, 1998, at 3:00 p.m., Eastern Time, for the following purposes:

         1.      To elect two directors to serve for a term of three years;

         2. To vote upon a proposal to adopt the FirstSpartan Financial Corp. 1997 Stock Option Plan;

         3. To vote upon a proposal to adopt the FirstSpartan Financial Corp. Management Recognition and Development Plan;

         4. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1998; and

         5. To act upon such other matters as may properly come before the meeting or any adjournments thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the meeting.

     Any action may be taken on the foregoing proposals at the meeting on the date specified above or on any date(s) to which, by original or later adjournment, the meeting may be adjourned. Stockholders of record at the close of business on December 1, 1997 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/R. LAMAR SIMPSON
                                 R. LAMAR SIMPSON
                                 SECRETARY


Spartanburg, South Carolina
December 12, 1997

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IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF
FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
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                    [THIS PAGE INTENTIONALLY LEFT BLANK]

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                                 PROXY STATEMENT
                                       OF
                            FIRSTSPARTAN FINANCIAL CORP.
                                 380 E. Main Street
                         Spartanburg, South Carolina  29302

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                       FIRST ANNUAL MEETING OF STOCKHOLDERS
                                  JANUARY 21, 1998
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     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of FirstSpartan Financial Corp. ("Company"), the holding company for First Federal Savings and Loan Association of Spartanburg ("Association"), to be used at the First Annual Meeting of Stockholders ("Meeting") of the Company. The Meeting will be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, January 21, 1998, at 3:00 p.m., Eastern Time. This Proxy Statement and the enclosed proxy card are being first mailed to stockholders on or about December 12, 1997.

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                            VOTING AND PROXY PROCEDURE
------------------------------------------------------------------------------

     Stockholders Entitled to Vote at Meeting. Stockholders of record at the close of business on December 1, 1997 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. As of the close of business on the Voting Record Date, the Company had 4,430,375 shares of Common Stock issued and outstanding.

     Quorum Requirement. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present and will not be included in determining whether a quorum is present.

     Proxies; Proxy Revocation Procedures. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposals to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where a proxy card is properly signed but no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below, FOR adoption of the FirstSpartan Financial Corp. 1997 Stock Option Plan, FOR adoption of the FirstSpartan Financial Corp. Management Recognition and Development Plan and FOR ratification of Deloitte & Touche LLP as independent auditors. If a stockholder attends the Meeting, he or she may vote by ballot.

     Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later dated proxy before a vote being taken on a particular proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

     Vote Required. The two directors to be elected at the Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee for election as directors. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

     With respect to the other proposals to be voted upon at the Meeting, stockholders may vote for or against a proposal or may abstain from voting. Adoption of the 1997 Stock Option Plan and the Management Recognition and Development Plan and ratification of Deloitte & Touche LLP as independent auditors for the fiscal year ending June 30, 1998 will each require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions and broker non-votes, therefore, will have the same effect as a vote against each of these proposals.

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          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups who beneficially own in excess of 5% of the Company's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC"), and provide a copy to the Company, disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based on such reports, the following table sets forth, as of the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who beneficially owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth, as of the close of business on the Voting Record Date, certain information as to shares of Common Stock beneficially owned by the Company's directors and "named executive officers" and all directors and executive officers as a group.

                                  Number of Shares       Percent of Shares
Name                            Beneficially Owned(1)       Outstanding
----                            ---------------------     -----------------

Beneficial Owners of More Than 5%

First Federal Savings
 and Loan Association of              354,430                   8.0%
 Spartanburg Employee Stock
 Ownership Plan Trust

Directors

Robert R. Odom                          8,000                     *
E. Lea Salter                           7,500                     *
David E. Tate                           5,433                     *
Robert L. Handell                       6,250                     *
E.L. Sanders                           16,750                     *
R. Wesley Hammond                       4,250                     *

Named Executive Officers(2)

Billy L. Painter(3)                    22,041                     *
Hugh H. Brantley(4)                     5,286                     *
J. Stephen Sinclair(5)                 18,452                     *

All Executive Officers and
 Directors as a Group (4 persons)      94,921                   2.1

                           (footnotes on following page)

_______________
*       Less than 1% of shares outstanding.
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has voting or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power.
(2) SEC regulations define the term "named executive officers" to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Painter, Brantley and Sinclair were the Company's only "named executive officers" for the fiscal year ended June 30, 1997.
(3)     Mr. Painter is also a director of the Company.
(4)     Executive Vice President and Chief Operating Officer of the
        Association.
(5)     Executive Vice President of Lending of the Association.

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                          PROPOSAL I -- ELECTION OF DIRECTORS
------------------------------------------------------------------------------

     The Company's Board of Directors consists of seven members as required by the Company's Bylaws. In accordance with the Company's Certificate of Incorporation, the Board of Directors is divided into three classes with three-year staggered terms, with approximately one third of the directors elected each year. Two directors will be elected at the Meeting to serve for a three-year term, or until their respective successors have been elected and qualified. The nominees for election this year are E. Lea Salter and R. Wesley Hammond, each of whom is a current member of the Board of Directors of the Company and of the Association.

     It is intended that the proxies solicited by the Company's Board of Directors will be voted for the election of the above named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend, or the Board of Directors may adopt a resolution to amend the Bylaws and reduce the size of the Board. At this time the Board of Directors knows of no reason why either nominee might be unavailable to serve.

     The Board of Directors recommends a vote "FOR" the election of Messrs. Salter and Hammond.

     The following table sets forth certain information regarding the nominees for election at the Meeting, as well as information regarding those directors continuing in office after the Meeting.

                                       Year First
                                         Elected           Term to
    Name                Age (1)        Director (2)         Expire
    ----                -------        ------------         ------
                                 BOARD NOMINEES

E. Lea Salter              62             1988              2000(3)
R. Wesley Hammond          48             1990              2000(3)

                         DIRECTORS CONTINUING IN OFFICE

E.L. Sanders               62             1987              1998
David E. Tate              57             1993              1998
Billy L. Painter           52             1984              1999
Robert L. Handell          80             1950              1999
Robert R. Odom             75             1953              1999

                          (footnotes on following page)

______________
(1)      As of June 30, 1997.
(2)      Includes prior service on the Board of Directors of the Association.
(3)      Assuming the individual is re-elected.

     The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office is set forth below:

     E. Lea Salter is President of Christman & Parson, Inc., general contractors. He is active in the Lions Club of Spartanburg.

     R. Wesley Hammond is the President and Chief Operating Officer of Hammond-Brown-Jennings, a furniture company. He is President-elect from South Carolina and a member of the Executive Committee of Southern Home Furnishings Association.

     E.L. Sanders is a retired insurance executive. He is past Chairman of the Board of Directors for Mobile Meals of Spartanburg, past Vice Chairman of the Board of Directors of the Foundation for the Multi-Handicapped, Blind and Deaf of South Carolina. Mr. Sanders has served on the Board of Directors of the Civitan Club of Spartanburg.

     David E. Tate has been President and sole owner of Tate Metal Works, Inc., a tank fabrication and erection company, since 1972.

     Billy L. Painter has served as the Association's President and Chief Executive Officer since 1984. Mr. Painter is a former Chairman of the Spartanburg Area Chamber of Commerce. He serves on the Board for the Piedmont Interstate Fair, the Advisory Board of Salvation Army, and on the Board of the Spartanburg Development Council.

     Robert L. Handell is a former Managing Officer of the Association with 52 years of service. He is the past President of the Chamber of Commerce, United Way and the Spartanburg Civitan Club.

     Robert R. Odom is a senior partner in the law firm of Odom, Terry, Cantrell & Hammett, Spartanburg, South Carolina, with which he has been associated for 50 years.

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                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

     The Boards of Directors of the Company and the Association conduct their business through meetings of the Boards and through their committees. During the fiscal year ended June 30, 1997, the Board of Directors of the Company held one meeting in connection with its initial organization and three subsequent meetings, and the Board of Directors of the Association held 28 meetings. No director of the Company or the Association attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

     Committees of the Company's Board. In connection with the consummation of the Association's mutual to stock conversion on July 8, 1997, the Company's Board of Directors established Executive (consisting of Directors Odom, Handell, Painter and Salter), Audit (consisting of Directors Hammond, Handell and Salter), Compensation (consisting of Directors Odom, Salter and Sanders) and Nominating (consisting of the full Board of Directors) Committees, among others. These committees were established after June 30, 1997 and, consequently, did not meet during the fiscal year ended June 30, 1997. After June 30, 1997, the Nominating Committee met once to select management's nominees for election as directors at the Meeting and the Compensation Committee met once.

     Committees of the Association's Board. The Association's Board of Directors has established Executive, Personnel and Audit Committees, among others. These committees were in existence and met during the fiscal year ended June 30, 1997.

     The Executive Committee consists of Directors Odom (Chairman), Handell and Salter. It has the authority to act on behalf of the Board of Directors between regular meetings. All actions of the Executive Committee are presented for ratification by the Board of Directors at its next regularly scheduled meeting. The Executive Committee meet three times during the fiscal year ended June 30, 1997.

     The Personnel Committee consists of Directors Odom (Chairman), Sanders and Salter. It is responsible for all personnel issues, including recommending compensation levels for all employees and senior management to the Board of Directors. The Personnel Committee met three times during the fiscal year ended June 30, 1997.

     The Audit Committee consists of Directors Salter (Chairman), Hammond and Handell. It receives and reviews all reports prepared by the Association's external and internal auditor. The internal auditor reports monthly to the Audit Committee. The Audit Committee met three times during the fiscal year ended June 30, 1997.

         The full Board of Directors acts as a Nominating Committee for the annual selection of management's nominees for election as directors of the Association. The full Board of Directors met once in its capacity as Nominating Committee during the fiscal year ended June 30, 1997.

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                        DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

     Fees. Directors of the Association receive a fee of $1,500 per month. Directors' fees totaled $126,000 for the fiscal year ended June 30, 1997. In addition, Mr. Odom receives annual compensation of $10,200 for his service as Chairman of the Board. No separate fees are paid for service on the Company's Board of Directors.

     Director Emeritus Plan. The Director Emeritus Plan provides that each director elected to the Board of Directors of the Association on or after March 17, 1987 shall become a director emeritus on (i) the date the director attains age 72 or (ii) the expiration of the director's then current term of office after attaining age 72, whichever event occurs last. In addition, a director with at least ten years of service on the Board may, upon attaining age 65, apply to the Board to assume director emeritus status. Under the Director Emeritus Plan, a director emeritus receives 50% of the fee payable to regular Board members for attendance at monthly Board meetings. If the director emeritus attends the monthly Board meeting, the amount payable is increased to 75% of the fee payable to regular Board members. The Board may also designate as a director emeritus a director who becomes disabled. An additional feature of the Director Emeritus Plan provides that, in the event of a change in control of the Company or the Association (as defined in the Director Emeritus Plan), each director would be treated as a director emeritus on the effective date of the change in control. Within 30 days of such date, each director emeritus would receive a payment equal to three times the fees received by the director during the 12-month period ending prior to the effective date of the change in control. Assuming a change in control had occurred at June 30, 1997, the aggregate amount payable under the Director Emeritus Plan to all directors would be approximately $378,000.

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                             EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

Summary Compensation Table

                                Annual Compensation
                   --------------------------------------------
Name and                                         Other Annual     All Other
Position            Year(1)  Salary     Bonus   Compensation(2)  Compensation
--------            ------   ------     -----   ---------------  ------------

Billy L. Painter     1997   $138,910   $35,000       $--          $42,092(3)
President and Chief  1996    132,993    30,000        --           36,661
Executive Officer

Hugh H. Brantley     1997     87,939    12,500        --           15,264(4)
Executive Vice       1996     83,444    11,000        --           16,966
President and Chief
Operating Officer
of the Association

J. Stephen Sinclair  1997     87,345    12,500        --           14,996(5)
Executive Vice       1996     83,432    11,000        --           16,966
President of Lending
of the Association
----------------
(1) Information for 1995 is omitted in accordance with SEC regulations because neither the Company nor the Association was a public company, or a subsidiary of a public company, at that time.
(2) The aggregate amount of perquisites and other personal benefits was less than 10% of the total annual salary and bonus reported.
(3) Consists of directors' fees ($18,000), employer retirement plan contributions ($15,912), employer 401(k) Plan matching contributions ($7,500) and term life insurance premiums ($680).
(4) Consists of employer retirement plan contributions ($10,030), employer 401(k) Plan matching contributions ($4,789) and term life insurance premiums ($445).
(5) Consists of employer retirement plan contributions ($9,984), employer 401(k) Plan matching contributions ($4,570) and term life insurance premiums ($442).

Employment and Severance Agreements

     The Company and the Association (collectively, the "Employers") have entered into three-year employment agreements ("Employment Agreements" or "Agreements") with Messrs. Painter, Sinclair and Brantley. Under the Employment Agreements, the current base salaries for Messrs. Painter, Sinclair and Brantley are $140,000, $90,000 and $90,000, respectively, which will be paid by the Association and may be increased at the discretion of the Board of Directors or an authorized committee of the Board of Directors of the Association. Messrs. Painter's, Sinclair's and Brantley's salaries may not be decreased during the term of the Employment Agreements without their prior written consent. On the anniversary of the commencement date of the Agreements, the term of the Agreements may be extended by the Board of Directors for an additional year unless a termination notice is given by Messrs. Painter, Sinclair and Brantley. The Agreements are terminable by the Employers for just cause at any time or in certain events specified by federal regulations.

     The Agreements provide for severance payments if employment is terminated following a change in control. These payments, which will be made promptly after any change in control, will be equal to 2.99 times the average annual compensation paid to Messrs. Painter, Sinclair and Brantley during the five years immediately preceding the change in control. Under the Agreements, a "change in control" is deemed to occur if, at anytime during the term of the Agreement, a person other than the Company purchases shares of common stock pursuant to a tender or exchange offer for such shares, any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, the membership of the Board of Directors changes as the result of a contested election, or stockholders of the Company approve a merger, consolidation, sale or disposition of all or substantially all of the Company's assets, or a plan of partial or complete liquidation has occurred. Assuming that a change in control had occurred at June 30, 1997 and that Messrs. Painter, Sinclair and Brantley elected to receive a lump sum cash payment, they would be entitled to payments of approximately $434,000, $262,000 and $250,000, respectively.

     The Employers have also entered into employment and severance agreements with other senior officers of the Company and/or the Association on substantially similar terms.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee of the Company, Report of the Compensation Committee of the Association, and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee of the Company. The Compensation Committee of the Company was established after June 30, 1997, in connection with the consummation of the Association's mutual to stock conversion on July 8, 1997. For the fiscal year ending June 30, 1998 and thereafter, the Compensation Committee will review compensation of named executives provided by the Association and will administer additional incentive awards under the proposed 1997 Stock Option Plan and the proposed Management Recognition and Development Plan, assuming these plans are approved by shareholders at the Meeting. The Compensation Committee will consider the total compensation packages of the named executive officers to ensure that the packages motivate the executives to enhance long-term stockholder value by providing appropriate compensation levels for duties performed on behalf of the Association and the Company, as well as building their personal ownership stake in the Company.

     Mr. Painter does not serve on the Compensation Committee and will not participate in any recommendations concerning his compensation.

Compensation Committee of the Company consisting of:

Robert R. Odom, Chairman
E.L. Sanders
E. Lea Salter

     Report of the Personnel Committee of the Association. For the year ended June 30, 1997, executive compensation matters were handled by the Personnel Committee of the Association, which administers all policies that govern executive compensation for the Association. The Personnel Committee evaluates the performance of each named executive officer and other senior officers of the Association and determines the compensation of all such executives except for the chief executive officer. With respect to the chief executive officer's compensation, the Personnel Committee makes recommendations to the Association's Board of Directors which reviews the recommendations and determines his compensation based on their report. The Association's executive compensation policies are intended to retain and attract key executives who are vital to the success of the Association by providing a compensation package that is competitive in the financial industry and motivational to each individual executive.

     Currently, the compensation for executive officers consists principally of a base salary and bonus. The Personnel Committee determines an annual base salary level for all senior officers and named executive officers except for the base salary of the chief executive officer. With respect to the chief executive officer's base salary, the Personnel Committee makes recommendations to the Association's Board of Directors which reviews the recommendations and determines his base salary based on their report. Annual base salaries are generally effective November 1 of each year. Factors considered in setting base salaries include the executive's performance, the Association's overall performance and compensation levels in the financial industry, among other factors.

     A bonus program has also been established for all senior officers including the named executive officers. A bonus pool is established based upon meeting certain objective performance factors, including profitability measurements, loan delinquency ratios and other financial measurements. The bonus pool is allocated to individual participants in the pool based upon job position and individual performance. The Personnel Committee administers the bonus program and may use its judgement in the application of the objective criteria, such as excluding nonrecurring items (e.g., the recent one-time deposit insurance assessment levied by the Federal Deposit Insurance Corporation to recapitalize the Savings Association Insurance Fund) from profitability measures under the program. As the case with base salaries, the Personnel Committee makes aggregate and individual bonus awards to all senior officers and named executive officers except for awards to the chief executive officer. The Board of Directors reviews the recommendations of the Personnel Committee concerning the chief executive officer and awards his bonus under the program. The awards for the fiscal year are generally made prior to June 30 of each year.

     During the fiscal year ended June 30, 1997, the base salary of Billy L. Painter, President and Chief Executive Officer of the Company and the Association, was $138,910. In addition, he received a performance bonus of $35,000 and other compensation of $42,092 as set forth in the Summary Compensation Table presented earlier herein. This resulted in total compensation of $216,002, which represents an 8.2% increase from the previous year. The Board of Directors believes that Mr. Painter's compensation is appropriate based on the Association's compensation policy, consideration of salaries for similar positions in the financial industry and the Association's performance during the fiscal year.

     Mr. Painter does not serve on the Personnel Committee and did not participate in the Board of Director's review and adoption of the Personnel Committee's recommendations concerning his compensation.

Personnel Committee of the Association consisting of:

Robert R. Odom, Chairman
E.L. Sanders
E. Lea Salter

     Compensation Committee Interlocks and Insider Participation. No executive officer of the Company or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served on either the Compensation Committee of the Company or the Personnel Committee of the Association. No executive officer of the Company or the Association has served as a director of another entity, one of whose executive officers served on either the Compensation Committee of the Company or the Personnel Committee of the Association. No executive officer of the Company or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or the Association.

     Performance Graph. The following graph compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Index (U.S. Companies) and with the SNL $250 Million to $500 Million Asset Thrift Index. Total return assumes the reinvestment of all dividends. The base amount for the Company's Common Stock is $36 11/16 per share, which was the closing price on the initial day of trading on July 9, 1997. The initial offering price for the Company's Common Stock was $20.00 per share.

                      [Performance Graph appears here]


                                                  Period Ending
                                  -----------------------------------------
                                  07/09/97    07/31/97   08/31/97  09/30/97
                                  --------    --------   --------  --------
FirstSpartan Financial Corp.      $100.00     $98.12     $96.42    $105.62
The Nasdaq Index (U.S. Companies)  100.00     107.30     107.12     113.46
SNL $250 Million to $500 Million
 Asset Thrift Index                100.00     104.78     107.30     119.67

------------------------------------------------------------------------------
             COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms it has received and written representations provided to the Company by the above referenced persons, the Company believes that, during the fiscal year ended June 30, 1997, all filing requirements applicable to its reporting officers, directors and greater than 10% stockholders were properly and timely complied with.

------------------------------------------------------------------------------
                       TRANSACTIONS WITH MANAGEMENT
------------------------------------------------------------------------------

     Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Association is therefore prohibited from making any new loans or extensions of credit to the Association's executive officers and directors and at different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate amount of loans by the Association to its executive officers and directors was approximately $925,000 at June 30, 1997. Such loans (i) were made in the ordinary course of business, (ii) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Association's other customers, and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features when made.

     Robert R. Odom, Chairman of the Board of the Company and the Association, is a senior partner with the law firm of Odom, Terry, Cantrell & Hammett, Spartanburg, South Carolina, which serves as general counsel to the Association. The Association paid a retainer of $18,000 and legal fees of approximately $46,000 to the firm during the fiscal year ended June 30, 1997 for services rendered to the Association.

     E. Lea Salter, a Director of the Company and the Association, is the President of Christman & Parson, Inc., a general contractor. Christman & Parson, Inc. was awarded through a competitive bid a $375,000 contract to renovate the Association's branch office at 1488 W.O. Ezell Boulevard, Spartanburg, South Carolina, during the fiscal year ended June 30, 1997.

------------------------------------------------------------------------------
              PROPOSAL II -- RATIFICATION OF 1997 STOCK OPTION PLAN
------------------------------------------------------------------------------

General

     As disclosed in the Company's Prospectus, dated May 14, 1997, relating to the Association's conversion from mutual to stock form, the Board of Directors of the Company adopted, subject to stockholder approval, the FirstSpartan Financial Corp. 1997 Stock Option Plan ("Plan") on November 19, 1997.

     The objective of the Plan is to reward performance and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service.

     The following summary is a brief description of the materials features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

Summary of the Plan

     Type of Stock Option Grants. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

     Administration. The Plan is administered by the Company's Board of Directors. Subject to the terms of the Plan and resolutions of the Board, the Board interprets the Plan and is authorized to make all determination and decisions thereunder. The Board also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

     Participants. All officers and employees of the Company and its subsidiaries, as well as other persons who render services to the Company, are eligible to participate in the Plan. In addition, non-employee directors of the Company are eligible to participate in the Plan.

     Number of Shares of Common Stock Available. The Company has reserved 443,038 shares of Common Stock for issuance under the Plan in connection with the exercise of options. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Plan.

     Stock Option Grants. The exercise price of each ISO or NQSO will not be less than the fair market value of a Common Stock on the date the ISO or NQSO is granted. The aggregate fair market value of the shares for which ISOs granted to any employee may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

     The exercise price of an option may be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Board.

     Under the Plan, the Board may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Board). Each option may be exercised during the holder's lifetime, only by the holder or the holder's guardian or legal representative, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the Plan. It is anticipated that initial option grants under the Plan will become exercisable in equal installments over a three-to-five-year period following the date of grant. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Board may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

     Effect of a Change in Control. In the event of a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable. In addition, in the event of a change in control, the Plan provides for the cash settlement of any outstanding stock option if provision is not made for the assumption of the options in connection with the change in control.

     Term of the Plan. The Plan will be effective on July 9, 1998 but only if, before that date, the Plan is approved by the stockholders of the Company. By postponing the effective date of the Plan, options granted under the Plan will not be subject to certain restrictions under Office of Thrift Supervision ("OTS") regulations (including a limitation on the acceleration of vesting in the event of a change in control) otherwise applicable to stock compensation plans implemented prior to the first anniversary of the Association's mutual-to-stock conversion. The Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

     Amendment of the Plan. The Plan allows the Board to amend the Plan without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or and NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

     On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

     The following table sets forth information regarding the number of options anticipated to be granted under the Plan following the effective date of the Plan.

                                        Anticipated
                                           Stock
Name and Position                       Option Grant
-----------------                       ------------

Billy L. Painter                           70,886
President and Chief Executive Officer

Hugh H. Brantley                           31,013
Executive Vice President
 and Chief Operating Officer
 of the Association

J. Stephen Sinclair                        31,013
Executive Vice President of Lending
 of the Association

                                     (table continued on following page)

                                               Anticipated
                                                  Stock
Name and Position                              Option Grant
-----------------                              ------------

All executive officers                           163,925
 as a group (4 persons)

All non-employee directors                       132,911
 as a group (6 persons)

All non-executive officers and                    66,455
 employees as a group (7 persons)

     The balance of the options that may be granted under the Plan are expected to be allocated in the future to current and prospective non-employee directors, officers and employees.

Board of Directors Recommendation

     The Board of Directors recommends a vote "FOR" the adoption of the Plan attached as Exhibit A.

------------------------------------------------------------------------------
                     PROPOSAL III -- RATIFICATION OF THE
                 MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN
------------------------------------------------------------------------------

General

     As disclosed in the Company's Prospectus, dated May 14, 1997, relating to the Association's conversion from mutual to stock form, the Board of Directors of the Company adopted, subject to stockholder approval, the FirstSpartan Financial Corp. Management Recognition and Development Plan ("MRDP") on November 19, 1997.

     The objective of the MRDP is to reward performance and build the participant's equity interest in the Company by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Company and its subsidiaries and who contribute to the success of the Company by their innovation, ability, industry, loyalty and exceptional service. In addition, the company believes that the MRDP will provide an important retention incentive for key personnel.

     The following summary is a brief description of the materials features of the MRDP. This summary is qualified in its entirety by reference to the MRDP, a copy of which is attached as Exhibit B.

Summary of the MRDP

     Type of Stock Awards. The MRDP provides for the award of Common Stock in the form of restricted stock awards which are subject to the restrictions specified in the MRDP or as determined by the Company's Board of Directors.

     Administration. The MRDP is administered by the Board. Subject to the terms of the MRDP and resolutions of the Board, the Board interprets the MRDP and is authorized to make all determination and decisions thereunder. The Board also determines the participants to whom restricted stock awards will be made, the number of shares of Common Stock covered by each award and the terms and conditions applicable to such award.

     Participants. All officers and employees of the Company and its subsidiaries, as well as other persons who render services to the Company, are eligible to participate in the MRDP. In addition, non-employee directors of the Company are eligible to participate in the MRDP.

     Number of Shares of Common Stock Available. The Company has reserved 177,215 shares of Common Stock for issuance under the MRDP in the form of restricted stock. Shares of Common Stock to be issued under the MRDP may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an award which is forfeited or is terminated will again be available for issuance under the MRDP.

     Restricted Stock Awards. Awards under the MRDP will be made in the form of restricted shares of Common Stock that are subject to restrictions on transfer of ownership. It is anticipated that the initial awards under the MRDP will vest in equal installments over a five-year period beginning on the first anniversary of the date of grant. Compensation expense in the amount of the fair market value of the Common Stock at the date of the grant to the officer or director will be recognized during the period over which the shares vest. If a recipient terminates employment or service with the Company or its subsidiaries for reasons other than death or disability, the recipient forfeits all rights to shares under restriction. If such termination is caused by death or disability, all restrictions expire and all shares allocated become unrestricted. A recipient will be entitled to voting and other stockholder rights with respect to the shares while restricted. Dividends paid during the period of restriction will, at the Board's discretion, be distributed to the recipient when paid or held in escrow for the benefit of the recipient until the shares to which the dividends relate are vested.

     Effect of a Change in Control. In the event of a change in control (as defined in the MRDP) of the Company, each outstanding award under the MRDP will become fully vested.

     Term of the MRDP. The MRDP will be effective on July 9, 1998 but only if, before that date, the MRDP is approved by the stockholders of the Company. By postponing the effective date of the MRDP, awards under the MRDP will not be subject to certain restrictions under OTS regulations (including a limitation on the acceleration of vesting in the event of a change in control) otherwise applicable to stock compensation plans implemented prior to the first anniversary of the Association's mutual-to-stock conversion. The MRDP will expire on the tenth anniversary of the effective date, unless sooner terminated by the Board.

     Amendment of the MRDP. The MRDP allows the Board to amend the MRDP without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

     Certain Federal Income Tax Consequences. The following brief description of the tax consequences of awards of restricted stock under the MRDP is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

     A participant who has been awarded restricted stock under the MRDP and does not make an election under Section 83(b) of the Code will not recognize taxable income at the time of the award. At the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse, the recipient will recognize ordinary income and the Company will be entitled to a corresponding deduction equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Any dividend paid to the recipient on the restricted stock at or prior to such time will be ordinary compensation income to the recipient and deductible as such by the Company.

     A recipient of a restricted stock award who makes an election under
Section 83(b) of the Code will recognize ordinary income at the time of the award and the Company will be entitled to a corresponding deduction equal to the fair market value of such stock at such time over the amount paid therefor. Any dividends subsequently paid to the recipient on the restricted stock will be dividend income to the recipient and not deductible by the Company. If the recipient makes a Section 83(b) election, there are no federal income tax consequences either to
                                       14
the recipient or the Company at the time any transfer or forfeiture restrictions applicable to the restricted stock award lapse.

New Plan Benefits

     The following table sets forth information regarding the number of restricted shares anticipated to be granted under the MRDP following its effective date.

                                               Anticipated
                                               Restricted
Name and Position                              Stock Grant
-----------------                              -----------

Billy L. Painter                                 30,127
President and Chief Executive Officer

Hugh H. Brantley                                 15,949
Executive Vice President
and Chief Operating Officer
of the Association

J. Stephen Sinclair                              15,949
Executive Vice President of Lending
of the Association

All executive officers                           70,885
 as a group (4 persons)

All non-employee directors                       53,165
 (6 persons)

All non-executive officers and                   53,165
 employees as a group (7 persons)

     The balance of the shares that may be issued pursuant to the MRDP is expected to be allocated in the future to current and prospective non-employee directors, officers and employees.

Recommendation of the Board of Directors

     The Board of Directors recommends a vote "FOR" the adoption of the MRDP attached as Exhibit B.

------------------------------------------------------------------------------
     PROPOSAL IV -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
------------------------------------------------------------------------------

     The Company's Board of Directors has renewed its engagement with Deloitte & Touche LLP, independent public accountants, and has appointed it to serve as the independent auditors for the fiscal year ending June 30, 1998. A representative of Deloitte & Touche LLP is expected to be present at the Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors recommends a vote "FOR" the ratification of Deloitte & Touche LLP as independent auditors.

------------------------------------------------------------------------------
                                OTHER MATTERS
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

------------------------------------------------------------------------------
                                 MISCELLANEOUS
------------------------------------------------------------------------------

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in mailing proxy solicitation materials to beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telecopier or telephone without additional compensation. The Company also has retained D.F. King & Co., Inc., New York, New York, to assist in soliciting proxies for a fee of $3,500 plus reimbursement of expenses.

     The Company's 1997 Annual Report to Stockholders, including consolidated financial statements, has been mailed to all stockholders of record at the close of business on the Voting Record Date. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. The Annual Report is not to be treated as part of the proxy solicitation material or having been incorporated herein by reference.

     A copy of the Company's Form 10-K for the fiscal year ended June 30, 1997, as filed with the SEC, will be furnished without charge to stockholders of record as of the close of business on the Voting Record Date upon written request to R. Lamar Simpson, Corporate Secretary, FirstSpartan Financial Corp., 380 E. Main Street, Spartanburg, South Carolina 29302.

------------------------------------------------------------------------------
                            STOCKHOLDER PROPOSALS
------------------------------------------------------------------------------

     Proposals of stockholders intended to be presented at the Company's annual meeting next year, tentatively scheduled for October 21, 1998, must be received by the Company no later than June 23, 1998 to be considered for inclusion in the proxy materials and form of proxy relating to such meeting. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

     The Company's Certificate of Incorporation provides that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before a meeting of stockholders, a stockholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days' notice of the meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. As specified in the Certificate of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the stockholder giving such notice. The notice with respect to business proposals to be brought before the Meeting must state the stockholder's name, address and number of shares of Common Stock held, and briefly discuss the business to be brought before the Meeting, the reasons for conducting such business at the Meeting and any interest of the stockholder in the proposal.

                                 BY ORDER OF THE BOARD OF DIRECTORS


                                 /s/R. LAMAR SIMPSON
                                 R. LAMAR SIMPSON
                                 SECRETARY


Spartanburg, South Carolina
December 12, 1997

                    [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                              EXHIBIT A

                            FIRSTSPARTAN FINANCIAL CORP.
                              1997 STOCK OPTION PLAN

     SECTION 1.      PURPOSE

     The FirstSpartan Financial Corp. 1997 Stock Option Plan (the "Plan") is hereby established to foster and promote the long-term success of FirstSpartan Financial Corp. and its shareholders by providing directors, officers and employees of the Corporation and its subsidiaries with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors, officers and employees and in aligning the interests of such persons more closely with the interests of the Corporation's shareholders by encouraging such parties to maintain an equity interest in the Corporation.

     SECTION 2.      DEFINITIONS

     For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

     BOARD means the Board of Directors of the Corporation.

     CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Corporation purchases shares of the stock of the Corporation pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, (c) the membership of the board of directors of the Corporation changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's assets, or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom, for purposes of the Plan.

     CODE means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

     CORPORATION means FirstSpartan Financial Corp., a Delaware corporation.

     DIRECTOR shall mean a director of the Corporation who is not also an employee of the Corporation or its subsidiaries.

     DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     FAIR MARKET VALUE shall be determined as follows:

     (a) If the Stock is traded or quoted on the Nasdaq Stock Market or other national securities exchange on any date, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

     (b) If the Stock is not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

     INCENTIVE STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

     NON-QUALIFIED STOCK OPTION means an option to purchase shares of Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

     OPTION means an Incentive Stock Option or a Non-Qualified Stock Option.

     PARTICIPANT means a Director or employee of the Corporation or its subsidiaries selected by the Board to receive an Option under the Plan.

     PLAN means this FirstSpartan Financial Corp. 1997 Stock Option Plan.

     STOCK means the common stock, $0.01 par value, of the Corporation.

     TERMINATION FOR CAUSE shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or material breach of any provision of any employment agreement between the Corporation and/or any subsidiary of the Corporation and a Participant.

     SECTION 3.      ADMINISTRATION

     (a) The Plan shall be administered by the Board. Among other things, the Board shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

     (b) Subject to the other provisions of the Plan, the Board shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board's decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

     SECTION 4.      ELIGIBILITY AND PARTICIPATION.

     Officers and employees of the Corporation and its subsidiaries and Directors shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board, in its sole discretion, from among those eligible, and the Board shall determine, in its sole discretion, the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

     SECTION 5.      SHARES OF STOCK AVAILABLE FOR OPTIONS

     (a) The maximum number of shares of Stock which may be issued and purchased pursuant to Options granted under the Plan is 443,038, subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, the shares of Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grants under Plan. Shares of Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Board determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar transaction affects the Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remain exercisable, provided that no adjustment shall be made pursuant to this
Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

     (c) Any adjustments under this Section will be made by the Board, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

     SECTION 6.      NON-QUALIFIED STOCK OPTIONS

     The Board may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

     (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board on the date the option is granted. Such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

     (b) Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. Except as provided herein, no Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution. The Board shall have discretionary authority to permit the transfer of any Non-Qualified Stock Option to members of a Participant's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred Non-Qualified Stock Option may be exercised by the transferee on any date only to the extent that the Participant would have been entitled to exercise the Non- Qualified Stock Option on such date had the Non-Qualified Stock Option not been transferred. Any transferred Non- Qualified Stock Option shall remain subject to the terms and conditions of the Participant's stock option agreement.

     (c) Termination of Service. Unless otherwise determined by the Board, upon the termination of a Participant's employment (or, in the case of a Director, service as a member of the Board) for any reason other than

                                       A-3

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
Disability, death or Termination for Cause, the Participant's Non-
Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of one year following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Non-Qualified Stock Options shall expire upon termination. In the event of death or termination as a result of Disability of any Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for two years or such longer period as determined by the Board following the date of the Participant's death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.

     SECTION 7.      INCENTIVE STOCK OPTIONS

     The Board may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

     (a) Price. The purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant. However, if a Participant owns (or, under Section 422(d) of the Code, is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock, the purchase price per share of Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Stock at the Fair Market Value of such shares on the date of surrender or through a "cashless exercise" involving a stock brokerage firm.

     (b) Amounts of Options. Subject to Sections 4(b) and (c), Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified Stock Options.

     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Stock representing more than ten percent (10%) of the total combined voting power of the Corporation (or, under Section 422(d) of the Code, is deemed to own Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Stock, by reason of the ownership of such classes of Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

     (d) Termination of Employment. Upon the termination of a Participant's service for any reason other than Disability, death or Termination for Cause, the Participant's Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in

                                       A-4

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
any Agreement relating to an award of an Option, in the event of Termination for Cause, all rights under the Participant's Incentive Stock Options shall expire immediately upon termination.

     Unless otherwise determined by the Board, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant's legal representatives or the beneficiaries of the Participant for one year following the date of the Participant's death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

     (f) Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Corporation makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

     SECTION 8.      EXTENSION

     The Board may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted without the Participant's consent if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

     SECTION 9.      GENERAL PROVISIONS APPLICABLE TO OPTIONS

     (a) Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

     (b) Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

     (c) Notwithstanding anything in this Plan to the contrary, in the event of a Change in Control, all then outstanding Options shall become one hundred percent vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Corporation or the Bank is merged into or consolidated with another corporation, if the Corporation or the Bank becomes a subsidiary of another corporation or if the Corporation or the Bank sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options. Notwithstanding anything in this Section 9(c) or any Option agreement to the contrary, in the event that the consummation of a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary to preserve the use of pooling of interests accounting.
                                       A-5

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
     (d) The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Options exercised under this Plan, and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. To the extent authorized by the Board, such withholding obligation may also be satisfied by the payment of cash by the Participant to the Corporation, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

     (e) Subject to the terms of the Plan, the Board may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant's consent to each action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     SECTION 10.  MISCELLANEOUS

     (a) No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Board. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the Plan or the applicable Option.

     (b) Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements.

     (c) Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder thereof.

     (d) Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

     (e) No member of the Board shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

     (f) The Plan shall be effective on July 9, 1998 but only if, prior to such date, the Plan is approved by the Corporation's shareholders. The Plan will be so approved if at an annual or special meeting of shareholders held prior to such date a quorum is present and the votes of the holders of a majority of the securities of the Corporation present or represented by proxy at the meeting and entitled to vote on such matter shall be cast in favor of its approval.

     (g) The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.
                                       A-6

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
     (h) Options may not be granted under the Plan after the tenth anniversary of the effective date of the Plan, but then outstanding Options may extend beyond such date.

     (i) To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of South Carolina.

                                               *      *      *

                                       A-7

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                                  EXHIBIT B

                         FIRSTSPARTAN FINANCIAL CORP.
                  MANAGEMENT RECOGNITION AND DEVELOPMENT PLAN

     SECTION 1.      PURPOSE AND ADOPTION OF THE PLAN

     (a) PURPOSE. The purpose of the FirstSpartan Financial Corp. Management Recognition and Development Plan is to assist the Corporation and its subsidiaries in attracting, retaining and motivating key management employees and non-employee directors who will contribute to the Corporation's success. The Plan is intended to recognize the contributions of key management personnel to the success of the Corporation and its subsidiaries, to link the benefits paid to eligible employees and directors who have substantial responsibility for the successful operation, administration and management of the Corporation with the enhancement of shareholder value and to provide eligible employees and directors with an opportunity to acquire a greater proprietary interest in the Corporation through the grant of restricted shares of Stock which, in accordance with the terms and conditions set forth below, will vest only if the employees meet the vesting criteria established by the Board and this Plan.

     (b) ADOPTION AND EFFECTIVE DATE. The Plan shall be effective on July 9, 1998 but only if, prior to such date, the Plan is approved by the Corporation's shareholders. The Plan will be so approved if at an annual or special meeting of shareholders held prior to such date a quorum is present and the votes of the holders of a majority of the securities of the Corporation present or represented by proxy at the annual meeting and entitled to vote on such a matter shall be cast in favor of its approval.

     SECTION 2.      DEFINITIONS

     For purposes of this Plan, the capitalized terms set forth below shall have the following meanings:

     AWARD AGREEMENT means a written agreement between the Corporation and a Participant specifically setting forth the terms and conditions of an award of Restricted Stock granted to a Participant pursuant to Section 5 of the Plan.

     BOARD means the Board of Directors of the Corporation.

     CHANGE IN CONTROL shall mean an event deemed to occur if and when (a) an offeror other than the Corporation purchases shares of the common stock of the Corporation pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, (c) the membership of the board of directors of the Corporation changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) shareholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's assets or a plan of partial or complete liquidation. If any of the events enumerated in clauses (a) - (d) occur, the Board shall determine the effective date of the change in control resulting therefrom.

     CORPORATION means FirstSpartan Financial Corp., a Delaware corporation, and its successors.

     DATE OF GRANT means the date as of which an award of Restricted Stock is granted in accordance with Section 5.

     DIRECTOR means a member of the Board of Directors of the Corporation who is not also an employee of the Corporation or its subsidiaries.

     DISABILITY means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

     EFFECTIVE DATE means the date as of which the Plan shall become effective, as determined in accordance with Section 1(b).

     EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     FAIR MARKET VALUE  shall be determined as follows:

     (a) If the stock is traded or quoted on the Nasdaq Stock Market or other national securities exchange on any date, then the Fair Market Value shall be the average of the highest and lowest selling price on such exchange on such date or, if there were no sales on such date, then on the next prior business day on which there was a sale.

     (b) If the stock is not traded or quoted on the Nasdaq Stock Market or other national securities exchange, then the Fair Market Value shall be a value determined by the Board in good faith on such basis as it deems appropriate.

     PARTICIPANT means any person selected by the Board, pursuant to Section 3(b), to participate under the Plan.

     PLAN means this FirstSpartan Financial Corp. Management Recognition and Development Plan, as the same may be amended from time to time.

     RESTRICTED STOCK means shares of Stock awarded to a Participant subject to restrictions as described in Section 5.

     STOCK means the common stock, par value $0.01 per share, of the Corporation.

     SECTION 3.      ADMINISTRATION AND PARTICIPATION

     (a) ADMINISTRATION. The Plan shall be administered by the Board which shall have exclusive and final authority and discretion in each determination, interpretation or other action affecting the Plan and its Participants. The Board shall have the sole and absolute authority and discretion to interpret the Plan, to establish and modify administrative rules for the Plan, to select, in accordance with Section 3(b), the persons who will be Participants hereunder, to impose, in accordance with Section 5(a), such conditions and restrictions as it determines appropriate and to take such other actions and make such other determinations in connection with the Plan as it may deem necessary or advisable.

     (b) DESIGNATION OF PARTICIPANTS. Participants in the Plan shall be such employees of the Corporation and its subsidiaries or Directors as the Board, in its sole discretion, may designate. The Board shall consider such factors as it deems pertinent in selecting Participants.

     SECTION 4.      STOCK ISSUABLE UNDER THE PLAN

     (a) NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustments as provided in Section 6(c), the maximum number of shares of Stock available for issuance under the Plan shall be 177,215. The Stock to be offered under the Plan shall be authorized and unissued Stock, Stock which shall have been reacquired by the Corporation and held in its treasury, or Stock held in a trust established by the Corporation for the purpose of

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
funding awards under the Plan with shares acquired on the open market with funds contributed by the Corporation or any subsidiary.

     (b) SHARES SUBJECT TO TERMINATED AWARDS. Shares of Stock forfeited as provided in Section 5(b) may again be issued under the Plan.

     SECTION 5.      RESTRICTED STOCK

     Subject to the terms of this Plan, the Board may grant to any Participant an award of Restricted Stock in respect of such number of shares of Stock, and subject to such terms and conditions relating to forfeitability and restrictions on delivery and transfer (whether based on performance standards, periods of service or otherwise), as the Board shall determine in its sole discretion. The terms of all such Restricted Stock awards shall be set forth in an Award Agreement between the Corporation and the Participant which shall contain such provisions, not inconsistent with this Plan, as shall be determined by the Board.

     (a) ISSUANCE OF RESTRICTED STOCK. As soon as practicable after the Date of Grant of Restricted Stock, the Corporation shall cause to be transferred on the books of the Corporation shares of Stock, registered on behalf of the Participant, evidencing such Restricted Stock, but subject to forfeiture to the Corporation retroactive to the Date of Grant if an Award Agreement delivered to the Participant by the Corporation with respect to the Restricted Stock is not duly executed by the Participant and timely returned to the Corporation. Unless the Board determines otherwise, until the lapse or release of all restrictions applicable to an award of Restricted Stock, the stock certificates representing such Restricted Stock shall be held in custody by the Corporation or its designee. Notwithstanding the foregoing, the Corporation may, in its sole discretion, establish a trust for the purpose of holding Restricted Stock awarded pursuant to this Plan. In the event that a trust is established, the Corporation may elect to hold any or all shares of Stock subject to awards in the name of the trust for the benefit of the Participant and subject to the forfeiture conditions applicable to the award.

     (b) SHAREHOLDER RIGHTS. Beginning on the Date of Grant of the Restricted Stock and subject to execution of the Award Agreement as provided in Section 5(a), the Participant shall become a shareholder of the Corporation with respect to all Stock subject to the Award Agreement and shall have all of the rights of a shareholder, including, but not limited to, the right to vote such Stock and the right to receive dividends and other distributions paid with respect to such Stock; provided, however, that any Stock distributed as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall be held as prescribed in Section 5(a). Cash dividends paid with respect to Restricted Stock may, at the Board's discretion, be held by the Corporation in escrow until such time as the Participant vests in such shares or distributed to the Participant during the forfeiture period. The Corporation may credit a reasonable rate of interest to such cash dividends prior to distribution.

     (c) RESTRICTION ON TRANSFERABILITY. None of the Restricted Stock may be assigned, transferred (other than by will or the laws of descent and distribution), pledged, sold or otherwise disposed of prior to lapse or release of the restrictions applicable thereto.

     (d) DELIVERY OF STOCK UPON RELEASE OF RESTRICTIONS. Upon expiration or earlier termination of the forfeiture period without a forfeiture, and the satisfaction of or release from any other conditions prescribed by the Board, the restrictions applicable to the Restricted Stock shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of
Section 6(b), the Corporation shall deliver to the Participant or, in case of the Participant's death, to the Participant's legal representatives, one or more stock certificates for the appropriate number of shares of Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     (e) TERMS OF RESTRICTED STOCK; FORFEITURE OF RESTRICTED STOCK. All Restricted Stock shall be forfeited and returned to the Corporation and all rights of the Participant with respect to such

Restricted Stock shall cease and terminate in their entirety if during the forfeiture period the employment (or, in the case of a Director, service) of the Participant with the Corporation and/or its subsidiaries terminates for any reason. Subject to the terms of the Plan, the Board, in its sole discretion, shall establish the forfeiture period for each grant of Restricted Stock, and may provide for the forfeiture period to lapse in installments. Notwithstanding the foregoing, upon the termination of a Participant's employment (or, in the case of a Director, service) by reason of death or Disability, all forfeiture restrictions imposed on Restricted Stock shall immediately and fully lapse. In addition, upon the effective date of a Change in Control, all forfeiture restrictions imposed on outstanding Restricted Stock awards shall immediately and fully lapse.

     SECTION 6.  MISCELLANEOUS

     (a) LIMITATIONS ON TRANSFER. The rights and interest of a Participant under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution. During the lifetime of a Participant, only the Participant personally may exercise rights under the Plan.

     (b) TAXES. The Corporation shall be entitled to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any Stock issuable under this Plan, or with respect to any income recognized upon the lapse of restrictions applicable to Restricted Stock and the Corporation may defer issuance of Stock hereunder until and unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Board or its delegate and shall be payable by the Participant at such time as the Board determines. To the extent authorized by the Board, such withholding obligation may be satisfied by the payment of cash by the Participant to the Corporation, the tendering of previously acquired shares of Stock of the Participant or the withholding, at the appropriate time, of shares of Stock otherwise issuable to the Participant, in a number sufficient, based upon the Fair Market Value of such Stock, to satisfy such tax withholding requirements. The Board shall be authorized, in its sole discretion, to establish such rules and procedures relating to any such withholding methods as it deems necessary or appropriate, including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act.

     (c) ADJUSTMENTS TO REFLECT CAPITAL CHANGES. The amount and kind of Stock available for issuance under the Plan and the limit on the number of shares of Stock in respect of which awards may be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan. The Board shall have the power and sole discretion to determine the nature and amount of the adjustment, if any, to be made pursuant to this Section 6(c).

     (d) NO RIGHT TO AWARD; NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be permitted to participate or be granted an award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation.

     (e) GOVERNING LAW. The Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of South Carolina other than the conflict of laws provisions of such laws, and shall be construed in accordance therewith.

     (f) CAPTIONS. The captions (i.e., all Section and subsection headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions had been used in the Plan.

     (g) SEVERABILITY. Whenever possible, each provision in the Plan and every Award Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award Agreement shall be held to be prohibited by or invalid under applicable law, then (x) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (y) all other provisions of the Plan and every Award Agreement shall remain in full force and effect.

     (h) LEGENDS. All certificates for Stock delivered under the Plan shall be subject to such transfer restrictions set forth in the Plan and such other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed and any applicable federal or state securities law, and the Board may cause a legend or legends to be endorsed on any such certificates making appropriate references to such restrictions.

     (i)     AMENDMENT AND TERMINATION.

     (A) AMENDMENT. Subject to applicable law and regulations, the Board shall have complete power and authority to amend the Plan at any time it is deemed necessary or appropriate; provided, however, that no amendment shall be made without shareholder approval if such approval is necessary for the Corporation to comply with an applicable tax law or regulatory requirement. No termination or amendment of the Plan may, without the consent of the Participant to whom any award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such award.

     (B) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. Unless sooner terminated by action of the Board, the Plan shall automatically terminate, without further action of the Board or the Corporation's shareholders, on the tenth anniversary of the Effective Date. No award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any award outstanding at the time of the termination of the Plan shall continue in effect in accordance with its terms as if the Plan has not terminated.

                             *      *      *

[X] Please mark votes                  REVOCABLE PROXY
    as in this example           FIRSTSPARTAN FINANCIAL CORP.

                             FIRST ANNUAL MEETING OF STOCKHOLDERS
                                        JANUARY 21, 1998

     The undersigned hereby appoints the official Proxy Committee of the Board of Directors of FirstSpartan Financial Corp. ("Company"), consisting of Robert
L. Handell, E.L. Sanders and David E. Tate, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the First Annual Meeting of Stockholders, to be held at the Spartanburg County Library, 151 South Church Street, Spartanburg, South Carolina, on Wednesday, January 21, 1998, at 3:00 p.m., Eastern Time, and at any and all adjournments thereof, as set forth to the right:

                                              -----------------------------
 Please be sure to sign below and             Date
 date this Proxy in the box provided.
---------------------------------------------------------------------------


----Stockholder sign above---------Co-holder (if any) sign above-----------


                                                         With-    For All
                                                  For    Hold     Except
1.  The election as directors of all nominees
    listed (except as marked to the               [ ]    [ ]        [ ]
    contrary below):

    E. Lea Salter and R. Wesley Hammond

    INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

    --------------------------------------------------------------------------

                                                   FOR   AGAINST   ABSTAIN
2.  The adoption of the FirstSpartan
    Financial Corp. 1997 Stock Option Plan.        [ ]     [ ]       [ ]

3.  The adoption of the FirstSpartan
    Financial Corp. Management
    Recognition and Development Plan.              [ ]     [ ]       [ ]

4.  The ratification of Deloitte & Touche LLP
    as independent auditors for the fiscal
    year ending June 30, 1998.                     [ ]     [ ]       [ ]

5. In their discretion, upon such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS IN ITS BEST JUDGMENT. PRESENTLY, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.

                            First Spartan Financial Corp.

      The Board of Directors recommends a vote "FOR" the listed propositions.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote in person at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of First Annual Meeting of Stockholders, a Proxy Statement for the First Annual Meeting of Stockholders, and the 1997 Annual Report to Stockholders.

     Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, indicate your full title. If shares are held jointly, only one registered holder need sign.

                            PLEASE ACT PROMPTLY
                   SIGN, DATE & MAIL YOUR PROXY CARD TODAY